Exhibit 4.2


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A
PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

THIS NOTE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

REGISTERED                                                            REGISTERED

                       SECURITY CAPITAL GROUP INCORPORATED
                           MEDIUM-TERM NOTE, SERIES B
                                  (Fixed Rate)

                   FORM OF FACE OF FIXED RATE REGISTERED NOTE


REGISTERED                                                      PRINCIPAL AMOUNT
No.:  _______                                                       $___________

CUSIP No.: 81413____

Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is


1051043.4  10201 1256C  00692469
made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," THE "ORIGINAL ISSUE DATE," THE "YIELD TO MATURITY," AS WELL AS THE METHOD USED TO DETERMINE THE YIELD TO MATURITY WHERE THERE IS A SHORT ACCRUAL PERIOD AND THE AMOUNT OF OID ALLOCABLE TO SUCH SHORT ACCRUAL PERIOD WILL BE SET FORTH BELOW. THE CALCULATION OF THE AMOUNT OF OID UPON (A) OPTIONAL REDEMPTION OR (B) DECLARATION OF ACCELERATION IS DISCUSSED ON THE REVERSE HEREOF.

ISSUE PRICE:

ORIGINAL ISSUE DATE:

STATED MATURITY:

SPECIFIED CURRENCY:

AUTHORIZED DENOMINATIONS:

INTEREST RATE:

INTEREST PAYMENT DATES:

INTEREST PAYMENT PERIODS:

ORIGINAL ISSUE DISCOUNT SECURITY:
[   ] YES  [   ] NO

         TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:

OPTION TO ELECT REPAYMENT:
[   ] YES [   ] NO


1051043.4  10201 1256C  00692469

OPTIONAL REPAYMENT DATE(S):
EXCHANGE RATE AGENT:

AMORTIZING SECURITY:
[   ] YES  [   ] NO

AMORTIZATION FORMULA:

AMORTIZATION PAYMENT DATE(S):

ADDENDUM ATTACHED:
[   ] YES  [  ] NO

OPTIONAL REDEMPTION:
[   ] YES  [   ] NO

         INITIAL REDEMPTION DATE:

         REDEMPTION PRICE:  [ ] 100% of the Principal  Amount plus a Make-Whole
               Premium or [ ] Initially % of Principal ---------- Amount and declining by % of the Principal Amount on each anniversary of the Initial Redemption Date until the ---------- Redemption Price is 100% of the Principal Amount.

OPTIONAL EXTENSIONS OF
MATURITY: [   ] YES [   ] NO

         EXTENSION PERIOD:

         NUMBER OF EXTENSION                         PERIODS:

         FINAL MATURITY DATE:

INDEXED NOTE:
[   ] YES [   ] NO

         REFERENCE INDEX OR RATE:


OTHER/ADDITIONAL PROVISIONS:



1051043.4  10201 1256C  00692469

     Security Capital Group Incorporated, a corporation organized and existing under the laws of the State of Maryland (hereinafter called the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to DTC Cede & Co. or registered assigns, the principal sum of ___________________________ ($_________) on the
Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity (or any redemption or repayment date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

     Payment of the principal of this Note, any premium and the interest due at the Stated Maturity (or any redemption or repayment date), or any prior date on which the principal or an installment of principal of this Note becomes due and payable, whether by the declaration of acceleration or otherwise, will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon presentation and surrender of this Note and a duly completed election form as contemplated on the reverse hereof) at the office or agency of such paying agent as the Company may determine maintained for that purpose in the City of Boston, Commonwealth of Massachusetts (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine; provided, however, that if the Specified Currency specified above is other than U.S. dollars and such payment is to be made in the Specified Currency in accordance with the provisions on the reverse hereof, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to Maturity, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office or agency maintained by the Company in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than Maturity will be made at the aforementioned office or agency maintained by the Company or, at the option of the Trustee, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a holder of U.S. $1,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any Interest Payment Date other than Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than

1051043.4  10201 1256C  00692469

15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

     If the Specified Currency shown above is other than U.S. dollars, payments of principal of (and premium, if any) and interest on the Notes will be made in the applicable Specified Currency, except as provided on the reverse hereof.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and, if so specified on the face hereof, in the Addendum hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply to this Note, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the certificate of authentication hereon has been executed by the Trustee or its Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

1051043.4  10201 1256C  00692469

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.


                                             SECURITY CAPITAL GROUP INCORPORATED



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:





Attest:


By:
   -----------------------------------------------------------
   Name:
   Its:

Dated:
        ---------------------------------------------



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST
  COMPANY, as Trustee


BY:
   -----------------------------------------------------------
    Authorized Officer

1051043.4  10201 927C  00692469

                             FORM OF REVERSE OF NOTE

     General. This Note is one of a duly authorized issue of Medium-Term Notes, Series B, having maturities nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under an Indenture, dated as of November 16, 1998, as supplemented by a Board Resolution dated as of December 1, 2000 (as so supplemented, the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. State Street Bank and Trust Company has been appointed Authenticating Agent (the "Authenticating Agent," which term includes any successor authenticating agent) with respect to the Notes, and State Street Bank and Trust Company at its corporate trust office at 2 Avenue de Lafayette, Boston, MA 02111 has been appointed registrar and Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company (excluding subsidiary debt) for borrowed money.

     Payments. Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding such Interest Payment Dates or the Stated Maturity (or earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Stated Maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

     In the case where the Interest Payment Date or the Stated Maturity (or any redemption or repayment date) does not fall on a Business Day, or if this Note is payable in a Specified Currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open, or if LIBOR is the Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London), payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Stated Maturity (or any redemption or repayment date), and no interest shall accrue for

1051043.4  10201 1256C  00692469
the period from and after the Interest Payment Date or the Stated Maturity (or any redemption or repayment date) to such next succeeding Business Day.

     If the Specified Currency shown on the face of this Note is other than U.S. dollars, payments of principal of (and premium, if any) and interest on the Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars:

          (a) at the option of the holders of the Notes under the procedures described in the two following paragraphs; and

          (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control.

     Except as provided in the next paragraph, if the Specified Currency shown on the face of this Note is other than U.S. dollars, payments of interest and principal (and premium, if any) will be made in U.S. dollars if the registered holder of such Note on the relevant Record Date, or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the office of the Paying Agent on or before such Record Date, or the date 15 days before Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, or other form of facsimile transmission. Any such request will remain in effect for any further payments of interest and principal (and premium, if any) on such Note payable to such holder, unless such request is revoked on or before the relevant Record Date or the date 15 days before Maturity, as the case may be.

     The U.S. dollar amount to be received by a holder of a Note denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the exchange rate agent, or any successor thereto (the "Exchange Rate Agent"), at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Payment Date, by selecting the indicative quotations for the Specified Currency appearing at such time on the bank composite or multi-contributor pages of the Quoting Source (as defined below) for the first three banks, in descending order of their appearance on a list of banks to be agreed to by the Company and the Exchange Rate Agent prior to such second Business Day, which are offering quotes on the Quoting Source. The Exchange Rate Agent shall select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from such Specified Currency. The "Quoting Source" shall mean Reuters Monitor Foreign Exchange Service, or if the Exchange Rate Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service. If the Exchange Rate Agent determines that neither Service is available, the Company and the Exchange Rate Agent shall agree on a comparable display or other comparable manner of obtaining quotations and such display or manner shall become the Quoting Source.

     In the case of a Specified Currency other than Euros, if (i) fewer than three bid quotations are available at the time a determination is to be made by

1051043.4  10201 1256C  00692469
the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that there exist exchange controls or other circumstances beyond the Company's control rendering such Specified Currency unavailable, then the Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the noon buying rate in New York City for cable transfers, in the Specified Currency indicated in such notice, as certified for customers purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of such second Business Day. If the Market Exchange Rate for such date is not then available, the Exchange Rate Agent shall immediately notify the Company and the Trustee of the most recently available Market Exchange Rate for such Specified Currency. In the case of Euros, if: (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent receives no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that (A) there exist exchange controls or other circumstances beyond the Company's control, rendering Euros unavailable or (B) Euros are no longer used in the European Monetary System, rendering Euros unavailable, then the Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the rate of conversion for Euros into U.S. dollars, determined as of such second Business Day on the following basis: The component currencies of the Euros for this purpose (the "Components") shall be the currency amounts that were components of the Euros as of the last date on which Euros were used in the European Monetary System. The equivalent of Euros in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalent of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise specified to the Exchange Rate Agent by the Company.

     If the Specified Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to the holder of this Note by making such payment in U.S. dollars on the basis of the most recently available noon-buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default.

     All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward).

     Sinking Fund. This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to Maturity.

1051043.4  10201 1256C  00692469

     Redemption. Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Stated Maturity. If the face of this Note indicates that this Note is subject to optional redemption, this Note will be redeemable at the Company's option, as a whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination) on and after the Initial Redemption Date set forth on the face of this Note, on any date prior to the Stated Maturity at a redemption price (the "Redemption Price"), as specified on the face of this Note, equal to either (i) the price specified as a percentage of the face amount to be redeemed plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) or (ii) 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.

     The "Make-Whole Premium" in respect of this Note is intended to be the amount, if any, which, when added to the then outstanding principal amount of this Note, would, if invested on the Redemption Date of this Note in U.S. Treasury securities with maturities equal to the Remaining Life of this Note, have a yield to maturity equal to the original yield to maturity of this Note, based on the initial public offering price of this Note. The amount of the Make-Whole Premium in respect of the principal amount of this Note will be calculated by the Company and will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of this Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption
Date) on this Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

     The "Treasury Yield" in respect of this Note shall be determined as of the date on which notice of redemption of this Note is sent to the holder hereof by reference to the most recent Federal Reserve Statistical Release H.15(519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of this Note and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of this Note" shall equal the number of years from the Redemption Date to the Stated Maturity of this Note; provided that if the Remaining Life of this Note is not equal to

1051043.4  10201 1256C  00692469
the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of this Note shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of this Note and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of this Note, except that if the Remaining Life of this Note is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

     Notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears in the Security Register. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the presentation and cancellation hereof.

     Repayment. Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Stated Maturity. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the date or dates, if any, specified on the face hereof (the "Optional Redemption Date" or "Optional Redemption Dates") on the terms set forth herein.

     On any Optional  Repayment Date, this Note will be repayable in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum Authorized Denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Paying Agent in the City of Boston, Commonwealth of Massachusetts or New York, New York, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the

1051043.4  10201 1256C  00692469
duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Paying Agent by such third Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes of like tenor for the amount of the unpaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon cancellation hereof.

     Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity of this Note may be extended at the option of the Company for the period or periods of whole years specified on the face hereof (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face hereof. If the Company exercises such option, the Paying Agent will mail to the holder of this Note not later than 40 calendar days prior to the old Stated Maturity a notice (the "Extension Notice"), first class postage prepaid, indicating (a) the election of the Company to extend the Maturity; (b) the new Stated Maturity; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Paying Agent's mailing of the Extension Notice, the Stated Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Notice.

     Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity then in effect (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such Spread and/or Spread Multiplier to the holder of such Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Company and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity is extended in accordance with an Extension Notice will bear such Spread and/or Spread Multiplier for the Extension Period, whether or not tendered for payment.

     If the Company extends the Maturity of this Note, the holder will have the option to require the Company to repay such Note on Maturity then in effect at a price equal to the principal amount thereof plus all accrued and unpaid interest to such date. In order to obtain repayment on the old Stated Maturity once the Company has extended the Maturity hereof, the holder must follow the procedures set forth for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than

1051043.4  10201 1256C  00692469

35 calendar days prior to the old Stated Maturity and except that if holder has tendered this Note for repayment pursuant to an Extension Notice, the holder may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the old Stated Maturity (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

     Indexed Notes. If so stated on the face hereof, the amount of principal, premium and/or interest payable in respect hereof will be determined with reference to the price or prices of specific commodities or stocks, or to the exchange rate of one or more designated currencies (including composite currencies) relative to an indexed currency or to such other price(s) or exchange rate(s), as specified on the face hereof.

     Registration of Transfer. State Street Bank and Trust Company has been appointed registrar for the Notes (the "Registrar," which term includes any successor registrar appointed by the Company), and the Registrar will maintain at its office at 2 Avenue de Lafayette, Boston, MA 02111 a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form approved by the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form approved by the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Registrar and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the

1051043.4  10201 1256C  00692469
preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of U.S. $1,000 or any integral multiple of U.S. $1,000 or the minimum Authorized Denomination. If the Specified Currency shown on the face of this Note is other than U.S. Dollars, the authorized denominations shall be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the sixth Business Day in The City of New York and in the country issuing such currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open, or if LIBOR is the Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London) next preceding the date of issue of such Note, to U.S. $1,000 (rounded to the nearest 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency.

     Events of Default. If an Event of Default (as defined in the Indenture) with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Note as of the Redemption Date or the date of repayment, as the case may be, multiplied by the Redemption Price. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles using a constant yield method) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to this Note and an assumption that the Maturity of this Note will not be accelerated). If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

1051043.4  10201 1256C  00692469

     Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate or formula, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

     Registered Holder Treated as Owner. Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

     No Recourse Against Certain Persons. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or trustee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the holder hereof and as part of the consideration for the issue of this Note.

     Governing Law. This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on this Note as a convenience to the holders of this Note. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on this Note, and reliance may be placed only on the other identification numbers printed hereon.

1051043.4  10201 1256C  00692469

     Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Defeasance. The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.





















1051043.4  10201 1256C  00692469

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto


         PLEASE INSERT SOCIAL
         SECURITY OR OTHER IDENTIFYING
         NUMBER OF ASSIGNEE

======================================================================


======================================================================




 ................................................................................
              (Please Print or Typewrite Name and Address including
                              Zip Code of Assignee)



 ................................................................................
the within Security of Security Capital Group Incorporated and hereby does irrevocably constitute and appoint


 ........................................................................Attorney
to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:         . . . . . .          . . . . . . . . . . . . . .

                                    . . . . . . . . . . . . . .





NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.
1051043.4  10201 1256C  00692469

                       FORM OF OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest to the Repayment Date, to the undersigned, at (Please print or typewrite name and address of the undersigned) If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of U.S. $1,000 (or if the Specified Currency is other than U.S. dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid: ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):


Dated: ______________________


NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

1051043.4  10201 1256C  00692469

                                    ADDENDUM


         The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points plus, in each case, accrued interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity to the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Quotation Agent" means the Reference Treasury Dealer (as defined below) appointed by the Company.

         "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities Inc., Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., First Union Securities, Inc. and Goldman, Sachs & Co. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.


1051043.4  10201 1256C  00692469

                               Addendum - Page 1

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrued on the Notes or portions thereof called for redemption.

                                      # # #


1051043.4  10201 1256C  00692469

                               Addendum - Page 2